SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 7, 2010

Communication Intelligence Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19301	94-2790442
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

275 Shoreline Drive, Suite 500

Redwood Shores, CA 94065

(Address of Principal Executive Offices)
(Zip Code)

(650) 802-7888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01                                             Entry into a Material Definitive Agreement

Item 3.02                                             Unregistered Sales of Equity Securities

Summary of Financing

On December 9, 2010, Communication Intelligence Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with its principal stockholders, Phoenix Venture Fund LLC (“Phoenix”) and Michael Engmann, and certain other parties (each an “Investor,” and, collectively, the “Investors”) relating to the sale and issuance to the Investors by the Company of approximately 2,200,000 shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and warrants to purchase shares of the Company’s Common Stock (the sale of shares of Series C Preferred Stock and the issuance of warrants to purchase shares of Common Stock is referred to collectively herein as the “Financing”).  Pursuant to the Purchase Agreement, the Company and the Investors agreed, subject to the terms thereof, that the Company will (1) issue and sell and the Investors will purchase for cash in a private placement 2,210,500 shares of Series C Preferred Stock at a purchase price of $1.00 per share, and (2) issue to each Investor a three-year warrant to purchase a number of shares of Common Stock equal to the total number of shares of Series C Preferred Stock purchased by such Investor divided by 0.0225 at an exercise price of $0.0225 per share.  The effect of the Financing will be to provide the Company with approximately $2,200,000 of gross proceeds, which the Company intends to use for general corporate and working capital purposes, including expenses in connection with the Financing.  The Series C Preferred Stock issued in connection with the Financing is convertible into Common Stock at an initial conversion price of $0.0225 per share.  Assuming approximately 2,200,000 shares of the Series C Preferred Stock are issued in the Financing, it is anticipated that the Investors would acquire approximately 31.1% in the aggregate of the Company’s equity on a fully diluted basis in connection with the Financing.  A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.57.

Upon consummation of the Financing, Phoenix will beneficially own approximately 301,229,690 shares of Common Stock of the Company when calculated in accordance with Rule 13d-3 (including 72,461,873 shares of Common Stock issuable upon the exercise of warrants held by Phoenix). Upon consummation of the Financing, Mr. Engmann, together with his affiliated entities, will beneficially own approximately 65,937,874 shares of Common Stock when calculated in accordance with Rule 13d-3 (including 13,269,453 shares of Common Stock issuable upon the exercise of warrants).  Accordingly, upon consummation of the Financing, Phoenix and Mr. Engmann, together with his affiliated entities, will beneficially own 75.6% of the outstanding shares of Common Stock of the Company when such ownership is calculated in accordance with Rule 13d-3.

The rights, powers and preferences of the Series C Preferred Stock, material terms of the Purchase Agreement and the other agreements entered into in connection with the Financing are summarized below.

Description of Series C Preferred Stock

The material terms of the Series C Preferred Stock are summarized below:

Authorized Shares and Liquidation Preference.  The number of authorized shares of Series C Preferred Stock will be 4,100,000.  The shares of Series C Preferred Stock will have a liquidation preference of $1.50 per share plus accrued dividends.

Board of Directors.  So long as 1,609,766 shares of Series B Preferred Stock remain outstanding, at each meeting of the Company’s stockholders held for the election of directors or upon written consent of such stockholders for such purpose, the holders of the outstanding shares of Series C Preferred Stock will have the right, voting together as a class with holders of the Company’s outstanding shares of Series B Preferred Stock (to the exclusion of all other classes or series of the Company’s capital stock), to elect two individuals designated by Phoenix Venture Fund LLC and one individual designated by the holders of a majority of the outstanding shares of Series B Preferred Stock to serve on the Board of Directors (collectively, the “Preferred Directors”).

Ranking.  The Series C Preferred Stock will rank senior to our outstanding shares of Series A-1 Preferred Stock, Series B Preferred Stock and Common Stock with respect to dividend rights and rights on liquidation, winding-up and dissolution.

Dividends.  The Series C Preferred Stock will accrue dividends at the rate of 10% per annum, payable quarterly commencing March 31, 2011 in cash or additional shares of Series C Preferred Stock valued at $1.00 per share.  No dividends will be paid on the Company’s Series A-1 Preferred Stock, Series B Preferred Stock or Common Stock so long as any dividends on the Series C Preferred Stock remain unpaid and any dividend other than required dividends are subject to the protective provisions set forth below.

Liquidation.  In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of the Series C Preferred Stock will be entitled to receive liquidating distributions in the amount of $1.50 per share plus any accrued dividends.  After receipt of the liquidation preference, the shares of Series C Preferred Stock will participate with the holders of Series B Preferred Stock and Common Stock in remaining liquidation proceeds (after payment of the Series A-1 Preferred Stock and Series B Preferred Stock liquidation preferences) pro rata on an as-converted basis.  A merger or consolidation (other than one in which the then current stockholders own a majority of the voting power in the surviving or acquiring corporation) or a sale, lease transfer, exclusive license or other disposition of all or substantially all of the assets of the Company will be treated as a liquidation event triggering the liquidation preference.

Voting Rights.  Holders of the Series C Preferred Stock will vote together with the Common Stock, Series A-1 Preferred Stock and Series B Preferred Stock on an as-converted to Common Stock basis on all matters brought before the stockholders.  In addition, the holders of Series C Preferred Stock will vote together as a separate class with the holders of Series B Preferred Stock in connection with the election of the Preferred Directors, and will vote as a separate class with respect to the matters covered by the protective provisions described below and as otherwise required by law.

Protective Provisions.  So long as 20% of the shares of Series C Preferred Stock originally issued in the Financing remain outstanding, the Company will not, without the prior written consent of at least a majority of the then outstanding shares of Series C Preferred Stock, either directly or indirectly, by amendment, merger, consolidation or otherwise:

(i)  liquidate, dissolve or wind-up the business and affairs of the Company or any subsidiary, or effect any sale or disposition of all or a significant portion of the capital stock or assets of the Company or a merger, consolidation, share exchange, reorganization or other similar transaction or consent to any of the foregoing;

(ii)  amend, alter or repeal any provision of the Certificate of Incorporation or bylaws of the Company;

(iii)  authorize, create, designate or issue any equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Series C Preferred Stock (including, debt that is convertible into capital stock and redeemable preferred stock that is not treated as Common Stock for tax purposes) or, other than the issuance of shares of Common Stock on exercise or conversion of securities outstanding on the closing date of the transactions, issue any shares of Common Stock or securities convertible into or exercisable (directly or indirectly) for Common Stock if at such time (or after giving affect to such issuance) the Company does not have sufficient shares of Common Stock available out of its authorized but unissued stock for the purpose of effecting the conversion of the Series C Preferred Stock into Common Stock and the exercise and conversion of all other securities convertible or exercisable (directly or indirectly) for Common Stock;

(iv)  reclassify, alter or amend any existing security that is junior to or on parity with the Series C Preferred Stock;

(v)  purchase or redeem, or declare or pay any dividends on, any capital stock or securities convertible or exchangeable into shares of capital stock, other than dividends required to be paid on shares of Series B Preferred Stock and Series A-1 Preferred Stock under the terms of the certificates of designation for such stock;

(vi)  increase or decrease the number of authorized shares of Series C Preferred Stock or any additional class or series of capital stock;

(vii)  incur any indebtedness, including capital leases, other than trade payables incurred in the ordinary course of business;

(viii)  create or hold capital stock in any subsidiary that is not a wholly-owned subsidiary of the Company or dispose of any subsidiary stock or all or a significant portion of any subsidiary assets;

(ix)  increase or decrease the size of the Board of Directors of the Company;

(x)  make any material alteration to the Company’s business plan; or

(xi)  unless approved by the Company’s Board of Directors including a majority of the Preferred Directors, authorize or adopt any stock option plan, restricted stock plan, stock incentive plan or other employee benefit plan or increase the number of shares of Common Stock issuable under any such plan.

Conversion Rights.  Each share of Series C Preferred Stock is convertible into Common Stock at any time at the option of the holder at an initial conversion price of $0.0225 per share, subject to adjustment for stock dividends, splits, combinations and similar events and, with certain exceptions, the issuance of additional securities at a purchase price less than the then current conversion price of the Series C Preferred Stock.

Mandatory Conversion.  Each share of Series C Preferred Stock will automatically be converted into Common Stock at the then applicable conversion price upon the written consent of the holders of a majority of the then outstanding shares of Series C Preferred Stock.

Purchase Agreement

Pursuant to the terms of the Purchase Agreement, consummation of the Financing is subject to certain conditions, including (i) the representations and warranties in the Purchase Agreement being true and correct as of the closing date; (ii) a minimum of one million five hundred thousand shares of Series C Preferred Stock being purchased; (iii) no event having a material adverse effect on the Company’s business having occurred since December 31, 2009; (iv) the requisite stockholders of the Company having approved the amendment to the Certificate of Incorporation, the Second Amended and Restated Series A-1 Certificate of Designation and the Amended and Restated Series B Certificate of Designation, as described in greater detail below.  Under the Purchase Agreement, the Company agreed to indemnify the Investors for breaches of representations and warranties.

Registration Rights Agreement

If the Financing is consummated, the Company and the Investors will enter into a Registration Rights Agreement pursuant to which the Company will be obligated to file a registration statement on the appropriate form with the Securities and Exchange Commission within 45 days of written notice from holders of at least one-third of the outstanding shares of Series C Preferred Stock, provided that the fair market value of the Common Stock to be registered pursuant to the demand equals at least $1,000,000.  The Company is obligated to use its best efforts to cause the registration statement to be declared effective and will bear all expenses incurred in preparation and filing of the registration statement.  The holders of Series C Preferred Stock will have up to three demand registrations on Form S-1 or any successor thereof and up to four demand registrations on Form S-3 or any successor thereof.  In addition, the Investors have piggy-back registration rights pursuant to which they may include registrable securities held by them in any subsequent registration of securities by the Company, subject to certain conditions.

Amendment of Certificate of Incorporation

As a condition to the closing of the Financing, the Company is obligated to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of capital stock.  Stockholders will be solicited through a consent statement to approve an amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of capital stock from 535,000,000 to 1,074,500,000.  Of these authorized shares, 1,050,000,000 will be designated as Common Stock, 2,000,000 will be designated as Series A-1 Preferred Stock, 14,000,000 will be designated as Series B Preferred Stock, and 4,100,000 will be designated as Series C Preferred Stock.  The amendment to the Certificate of Incorporation will allow the Company to complete the Financing as described above and have additional shares of stock available for possible future capital raising activities as approved by the Board of Directors.

Amendment and Restatement of Certificates of Designation for Series A-1 Preferred Stock and Series B Preferred Stock

In addition, as a condition to the closing of the Financing, the Company is obligated to amend and restate the Certificates of Designation for the Series A-1 Preferred Stock and Series B Preferred Stock to, among other things, subordinate the Series A-1 Preferred Stock and Series B Preferred Stock in terms of dividend rights, liquidation preferences and other rights to the Series C Preferred Stock.

Item 5.02                                             Departure of Directors or Certain Officers; Appointment of Certain  Officers;  Compensatory Arrangements of Certain Officers

Departure of President and Chief Financial Officer

Effective December 7, 2010, Guido DiGregorio resigned as the Company’s President and Chief Operating Officer and Frank Dane resigned as the Company’s Chief Financial Officer, Chief Legal Officer and Secretary.  It is expected that both Mr. DiGregorio and Mr. Dane will be available to assist the Company with an orderly transition of their duties.

Appointment of Interim President and Interim Chief Financial Officer

Effective December 7, 2010, the Company’s Board of Directors appointed Mr. William Keiper as the Company’s Acting President. William Keiper is a principal of FirstGlobal Partners LLC, an independent consulting company that works with public and private company boards of directors, investors and owners on issues related to business continuity, performance and sustainable value creation. He served as Chief Executive Officer of Hypercom Corporation from March 2005 through August 2007 and continued in a consulting capacity through the end of 2007. Mr. Keiper has over 30 years of business experience, more than 18 of which have been in the management of software, technology and IT product distribution and service organizations. He was Chairman and Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company, from 2002 to 2005. From 1997 to 2002, he served as a principal in mergers and acquisitions firms serving middle market software and IT services companies. He was Chief Executive Officer of Artisoft, Inc., a then $100 million public networking and communications software company, from 1993 to 1997 and its Chairman from 1995 to 1997. He is a former Chairman of the Arizona Technology Association and was a nominee for Ernst & Young Entrepreneur of the Year. He currently serves on the Board of Directors of Smith Micro Software, Inc. He formerly served on the boards of directors of Hypercom Corporation, JDA Software Group, Inc., Radyne Corporation, Artisoft Inc. and Zones, Inc. Mr. Keiper has a Bachelor of Science degree in business (finance major) from Eastern Illinois University, a Juris Doctorate degree from Arizona State University and a Masters degree in International Management from the Thunderbird American Graduate School of International Management.

Effective December 7, 2010, the Company’s Board of Directors appointed Mr. Andrea Goren as the Company’s Acting Chief Financial Officer.  Mr. Goren, who has served as a member of the Company’s Board of Directors since August 2010, and Director Philip Sassower are both affiliated with the Company’s largest stockholder Phoenix Venture Fund LLC.  Accordingly, Mr. Sassower and Mr. Goren abstained from participating in the discussion and approval of Mr. Goren’s appointment as Acting Chief Financial Officer.

Mr. Goren is a Managing Director of SG Phoenix LLC, a private equity firm, and has served in that capacity since May 2003 and has been associated with Phoenix Enterprises LLC since January 2003. Prior to that, Mr. Goren served as Vice President of Shamrock International, Ltd., a private equity firm, from June 1999 to December 2002. In addition to his service as a director of the Company, Mr. Goren has been a director of Xplore Technologies Corp. (OTCBB:XLRT) since December 2004. From January 10, 2008 to January 7, 2010, Mr. Goren served as a director of The Fairchild Corporation. Mr. Goren is co-manager of the managing member of Phoenix Venture Fund LLC. Mr. Goren’s qualifications to serve as the Company’s Interim Chief Financial Officer include his experience and knowledge acquired in more than 15 years of working with small to midsize businesses as an executive, private equity investor and Board of Directors member. Mr. Goren has played a significant role in SG Phoenix LLC’s private equity investments and has developed extensive experience working with management teams and boards of directors, including at numerous public companies affiliated with SG Phoenix LLC.

Item 7.01                                             Regulation FD Disclosure

On December 9, 2010, the Company issued a press release announcing the signing of the Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

10.57	Securities Purchase Agreement dated December 9, 2010 between Communication Intelligence Corporation, Phoenix Venture Fund LLC and the Investors Signatory Thereto
99.1	Press Release December 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2010	Communication Intelligence Corporation

	By:	/s/ Craig Hutchison
Craig Hutchison
Vice President and Assistant Treasurer

Exhibit Index

Exhibit	Description
10.57	Securities Purchase Agreement dated December 9, 2010 between Communication Intelligence Corporation, Phoenix Venture Fund LLC and the Investors Signatory Thereto
99.1	Press Release dated December 9, 2010